Exhibit 24.6

POWER OF ATTORNEY

                               KNOW ALL PERSONS BY THESE PRESENTS, that I, John J. Murphy, a Director of CARBO CERAMICS INC. (the “Company”), a Delaware corporation, do constitute and appoint C. Mark Pearson and Paul G. Vitek, my true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement on Form S-8 for the Company in connection with the Company’s registration of shares of the Company’s common stock, to be offered and sold pursuant to the Company’s Savings and Profit Sharing Plan, and to file the same with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the National Association of Securities Dealers, Inc., and stock exchanges, together with all exhibits thereto and other documents in connection therewith, and to sign on behalf and in my stead, in any and all capacities, any and all future amendments (including post-effective amendments) and supplements to said Registration Statement, incorporating such changes as any of the said attorneys-in-fact deems appropriate, in the matter of the proposed offering and sale by the Company of the securities registered pursuant to said Registration Statement, hereby ratifying and confirming all that each of said attorneys-in-fact, each acting alone, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 13th day of January, 2004.

/s/ John J. Murphy John J. Murphy